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                                                                  Exhibit 10.31



                                                                     96/1146/RM



TITLE:            MEDICAL PRACTITIONERS' LIABILITY
                  PRIMARY EXCESS OF LOSS REINSURANCE CONTRACT

BETWEEN:          INTERMED INSURANCE COMPANY
                  AND
                  THE REINSURERS SIGNATORY HERETO

COMMENCING:       1ST OCTOBER, 1996

U.S. CLASS-
IFICATION:        U.S. REINSURANCE


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INDEX OF ARTICLES

PREAMBLE    IDENTITY OF PARTIES
ARTICLE 1   BUSINESS REINSURED
ARTICLE 2   COVER, LIMIT AND RETENTION
ARTICLE 3   DEFINITIONS
ARTICLE 4   TERRITORIAL SCOPE
ARTICLE 5   EXCLUSIONS
ARTICLE 6   NET RETAINED LINES
ARTICLE 7   ULTIMATE NET LOSS
ARTICLE 8   EXCESS OF ORIGINAL POLICY LIMITS
ARTICLE 9   EXTRA-CONTRACTUAL OBLIGATIONS
ARTICLE 1   0PREMIUM
ARTICLE 11  PERIOD
ARTICLE 12  LOSS REPORTS AND PAYMENTS
ARTICLE 13  CURRENCY
ARTICLE 14  ACCESS TO RECORDS AND CLAIMS REVIEW
ARTICLE 15  COMMUTATION
ARTICLE 16  LOSS RESERVES
ARTICLE 17  TAX PROVISIONS
ARTICLE 18  DELAYS, ERRORS OR OMISSIONS
ARTICLE 19  INSOLVENCY OF THE REASSURED
ARTICLE 20  AMENDMENTS AND ALTERATIONS
ARTICLE 21  ARBITRATION
ARTICLE 22  SERVICE OF SUIT (NMA 1998)
ARTICLE 23  INTERMEDIARY
ARTICLE 24  PARTICIPATION
ATTACHMENTS    NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY
               REINSURANCE- U.S.A.

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                                                                  Exhibit 10.31

                                                                     96/1146/RM

                        MEDICAL PRACTITIONERS' LIABILITY
                             PRIMARY EXCESS OF LOSS
                              REINSURANCE CONTRACT

PREAMBLE

This Contract is made and entered into between Intermed Insurance Company of 1903 E. Battlefield, Springfield, Missouri, U.S.A. (NAIC Code 33367) (hereinafter referred to as the "Reassured") and the Reinsurers signatory hereto (hereinafter referred to as the "Reinsurers"), on the following terms and conditions:

                                   ARTICLE 1

BUSINESS REINSURED

For and in consideration of the premium being paid by the Reassured in accordance with ARTICLE 1Q, PREMIUM, the Reinsurers agree to indemnify the Reassured in respect of the net excess liability incurred by the Reassured resulting from losses under Medical Practitioners' Liability policies (including Dentists' Liability policies), including all other ancillary coverages as original, issued by the Reassured, hereinafter referred to as "policies."

                                   ARTICLE 2

COVER. LIMIT AND RETENTION

Section (A) below applies to each and every loss, each policy and/or insured.

Section (B) below applies to the sum of the Reassured's Section (A) retentions in respect of two or more policies and/or insureds involved in the same loss occurrence.

The Reinsurers shall accordingly be liable hereunder:

Section (A):

Whenever the Reassured has paid or advanced, or agreed to pay or advance, or become liable to pay on account of a loss under any policy an amount in excess of US$400,000 Ultimate Net Loss each and every loss, each policy and/or insured, the amount recoverable from the Reinsurers hereunder shall be the amount in excess of US$400,000 Ultimate Net Loss each and every loss, each policy and/or insured, but such amount recoverable shall not exceed up to a further US$1,600,000 Ultimate Net Loss each and every loss, each policy and/or insured and/or

Section (B):

Whenever two or more policies and/or insureds are involved in the same loss occurrence the amount recoverable from the Reinsurers hereunder shall be the amount in excess of US$400,000 Ultimate Net Loss each and every loss occurrence, but such amount recoverable shall not exceed a further US$1,600,000 Ultimate Net Loss each and every loss occurrence.

Recoveries by the Reassured under Section (A) above shall inure to the benefit of the Reinsurers under Section (B).

It is agreed that the maximum overall recovery under this Contract shall be 300% of the maximum premium payable hereunder for the Contract Period, as determined in ARTICLE 10, PREMIUM.

It is warranted that the Maximum Original Policy Limit for the purposes of this Contract is US$1,000,000, or so deemed, except as respects awards in excess of the Reassured's original policy limits and/or awards arising out of any extra-contractual obligation, both as more fully defined in ARTICLES 8 and 9 of this Contract, where coverage hereon applies to original policies issued irrespective of limits.

It is agreed that although the original policies are issued by the Reassured on an occurrence, claims made and claims paid basis, recoveries hereunder shall be made on a claims made basis only.

It is further agreed that although original policies may contain aggregate coverage, no aggregate coverage shall be provided by this Contract.

                                   ARTICLE 3

DEFINITIONS

A. The term "Policy" or "Policies" as used in this Contract shall mean any binder, policy, endorsement, extended reporting endorsement or contract of insurance issued, accepted or held covered by the Reassured.

     For the purposes hereof, the original policy period shell be no greater than 12 months, plus odd time, not exceeding 18 months in all, except as respects extended reporting endorsements, which may be unlimited in period.

B. The term "loss occurrence" as used in this Contract shall mean the happening of one or a series of related acts, errors, omissions, accidents, events or occurrences.

C. For the purposes of this Contract the "claim made" date for any loss recoverable hereunder shall be deemed to be date of the receipt by the Reassured of acceptable notice from its original insured or a representative of its original insured that a claim is being or may be made against that original insured. The date of such receipt shall determine the date of loss for the purposes of this Contract.

     Furthermore, as regards extended reporting endorsements, the date a claim is made shall determine the date of loss for the purpose of this Contract.

     In the event that two or more policies and/or insureds are involved in the same loss occurrence and there is a difference in the dates claims are made during this Contract Period, or subsequent renewal thereof, the date on which the first claim is made shall establish the date of loss for all related claims arising out of the same loss occurrence. Notwithstanding the foregoing, in any loss occurrence, should any claim made date(s) fall prior to 1st October 1993, it is understood and agreed that those specific loss(es) shall be disregarded for the purposes of determining the Reassured's Ultimate Net Loss hereunder

D. The term "Annual Period" as used in this Contract shall mean the period from 1st October, 1996 to 30th September, 1997, both dates inclusive, and each successive 12 month period thereof within this Contract Period.

E. The term "Contract Period" as used in this Contract shall mean the period commencing at October 1st, 1996 and ending at September 30th, 1999 both dates inclusive, or any earlier date of termination as provided for in
     ARTICLE 11, PERIOD.

F. The term "retention" as used in this Contract shall mean the amount retained by the Reassured in respect of each and every loss hereunder and which amount shall be retained net by the Reassured.

                                   ARTICLE 4

TERRITORIAL SCOPE

This Contract shall cover wherever the Reassured's policies cover.

                                   ARTICLE 5

EXCLUSIONS

This Contract does not apply to and absolutely excludes the following:

1. Nuclear Incidents, in accordance with the attached Nuclear Incident Exclusion Clause - Liability Reinsurance - U.S.A.

2. All liability of the Reassured arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any Guaranty Fund, Insolvency Fund, Plan, Pool, Association, Fund or other arrangement, howsoever denominated, established or governed which provides for any assessment of or payment or assumption by the Reassured of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3.   Reinsurance Assumed.

                                   ARTICLE 6

NET RETAINED LINES

Subject always to the provisions of ARTICLE 7. ULTIMATE NET LOSS. this Contract applies only to that portion of any insurance covered by this Contract which the Reassured retains net for its own account and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any insurance which the Reassured retains net for its own account shall be included.

It is understood and agreed that the amount of the Reinsurers' liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reassured to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

                                   ARTICLE 7

ULTIMATE NET LOSS

The term "Ultimate Net Loss" as used in this Contract shall mean the sum actually paid or payable by the Reassured in settlement of any loss or losses for which it is liable under its original policy or policies, and/or any additional liability incurred by the Reassured as a result of an award in excess of its original policy limits, and/or any additional liability incurred by the Reassured from any extra-contractual obligation, both as more fully defined in ARTICLES 8 and 9 of this Contract.

The amount of the Reassured's Ultimate Net Loss shall also include all loss adjustment expenses incurred by the Reassured in connection with the adjustment, settlement or compromise of any loss including expenses of litigation, if any, and all subrogation, salvage and recovery expenses, but excluding the salaries of employees and all office expenses of the Reassured.

All salvages and recoveries, including recoveries under all reinsurances which inure to the benefit of this Contract, whether collected or not, shall first be deducted from such loss to arrive at the amount of the Reassured's actual loss for the purposes of this Contract.

All salvages, recoveries and payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto. However, nothing in the foregoing shall be construed as meaning that losses are not recoverable hereunder until the Reassured's Ultimate Net Loss has been ascertained.

                                   ARTICLE 8

EXCESS OF ORIGINAL POLICY LIMITS

As provided in ARTICLE 7, ULTIMATE NET LOSS, this Contract shall protect the Reassured, within the limits of this Contract, in respect of any additional liability incurred by the Reassured as the result of an award in excess of their original policy limit as more fully defined below. The Reinsurers agree that the additional liability so incurred, plus the Reassured's contractual loss, shall be considered as one combined loss for the purposes of the Reassured's retention and of the recovery under this Contract subject always, however, to the amount recoverable hereunder not exceeding the limit of recovery under this Contract as provided in ARTICLE 2, COVER. LIMIT AND RETENTION.

Awards in excess of the Reassured's original policy limit are defined as losses which the Reassured would have been contractually liable to pay, had it not been for the limit of the original policy and where such losses in excess of the original policy limit have been incurred because of failure by the Reassured to settle within the original policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defence or in the trial of any action against their insured or in the preparation or prosecution of an appeal consequent upon such action.

The claims made date for any such award in excess of the original policy limit shall be deemed, in all circumstances, to be the same as the claims made date of the original claim to which such award attaches.

However, this Article shall not apply where such awards in excess of original policy limit have been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organisation or party involved in the presentation, defence or settlement of any claim.

                                   ARTICLE 9

EXTRA-CONTRACTUAL OBLIGATIONS

As provided in ARTICLE 7, ULTIMATE NET LOSS, this Contract shall protect the Reassured, within the limits of this Contract, in respect of any liability incurred by the Reassured as the result of an award in respect of any extra-contractual obligation, as more fully defined below. The Reinsurers agree that the liability so incurred, plus the Reassured's contractual loss if any, shall be considered as one combined loss for the purposes of the Reassured's retention and of the recovery under this Contract subject always, however, to the amount recoverable hereunder not exceeding the limit of recovery under this Contract as provided in ARTICLE 2, COVER. LIMIT AND RETENTION.

"Extra-contractual obligations" are defined as those liabilities of the Reassured not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Reassured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defence or in the trial of any action against their insured or in the preparation or prosecution of an appeal consequent upon such action.

The claims made date for any such extra-contractual obligation shall be deemed, in all circumstances, to be the same as the claims made date of the original claim to which such extra-contractual obligation attaches.

However, this Article shall not apply where such extra-contractual obligations have been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organisation or party involved in the presentation, defence or settlement of any claim.

                                   ARTICLE 10

PREMIUM

A. The Reassured shall pay to the Reinsurers for the Annual Period commencing 1st October, 1996, a Provisional Premium of US$1,000,000 in four equal instalments at 1st October 1st, 1996, 1st January, 1997, 1st April, 1997 and 1st July, 1997.

     The Provisional Premiums payable for subsequent Annual Periods shall be as mutually agreed.

B. As soon as practicable after the close of each Annual Period, the Reassured shall render a statement of its cumulative Gross Net Earned Premium Income (as defined herein) and the Reassured shall pay or be paid by the Reinsurers as follows:

     1) if the Contract is in effect for one year, the difference between the annual Provisional Premium and the Premium determined by applying a rate of 10.00% to the Gross Net Earned Premium Income. 12 months after the expiry of the Contract Period a further premium adjustment shall be made by applying a rate of 110.00% to the cumulative Incurred Loss Cost and Expenses recoverable hereunder, to which shall be added a minimum rate of 4.50% of the Gross Net Earned Premium Income. In no event however shall the minimum rate plus 110.00% of the cumulative Incurred Loss Cost and Expenses for the Contract Period exceed a maximum rate of 22.00%.

     2) if the Contract is in effect for two years, the difference between the Provisional Premium for the two years and the premium determined by applying a rate of 10.00% to the cumulative Gross Net Earned Premium Income. 12 months after the expiry of the Contract Period a further premium adjustment shall be made by applying a rate of 110.00% to the cumulative Incurred Loss Cost and Expenses recoverable hereunder, to which shall be added a minimum rate of 4.50% of the cumulative Gross Net Earned Premium Income. In no event however shall the minimum rate plus 110.00% of the cumulative Incurred Loss Cost and Expenses for the Contract Period exceed a maximum rate of 21.50%;


     3) if the Contract is in effect for three years, the difference between the Provisional Premium for the three years and the premium determined by applying a rate of 10.00% to the cumulative Gross Net Earned Premium Income. 12 months after the expiry of the Contract Period a further premium adjustment shall be made by applying a rate of 110.00% to the cumulative Incurred Loss Cost and Expenses recoverable hereunder, to which shall be added a minimum rate of 3.875% of the cumulative Gross Net Earned Premium Income. In no event however shall the minimum rate plus 110.00% of the cumulative Incurred Loss Cost and Expenses for the Contract Period exceed a maximum rate of 20.00%.

C. In the event of cancellation and non-renewal of this Contract, as defined in ARTICLE 11, PERIOD, the maximum rate for the last Annual Period hereon shall be automatically increased by a factor of 1.65, with the resulting Maximum premium for the Contract Period hereon to be calculated accordingly, as determined above.

     Further, in the event of cancellation and non-renewal of this Contract, any unearned premium applicable to policies in force at the effective date of cancellation and non-renewal, including any extended reporting endorsements attached thereto, shall be applied to the last Annual Period hereof, and the unearned premium shall be added to the Gross Net Earned Premium Income accruing to the last Annual Period of this Contract for the purposes of the rating formula.

D. The premium determined for the Contract Period shall be re-calculated annually thereafter until all losses for the Contract Period are either settled, or commuted in accordance with ARTICLE 15, COMMUTATION.

E. The term "Gross Net Earned Premium Income" shall, for all purposes of this Contract, be understood to mean the full gross earned amount of the premiums charged by the Reassured to its original insureds, for original policy limits up to US$1,000,000 or so deemed, less cancellations and return premiums and less premiums paid for reinsurances which inure to the benefit of this Contract, but including earned premium income for extended reporting endorsements.

F. For the purpose of this article, the term "cumulative Incurred Loss Cost and Expenses" shall mean, on business the subject matter of this Contract, paid and outstanding losses and loss expenses recoverable under this Contract and all such incurred losses shall be charged to the Annual Period of this Contract to which the loss or losses fall for the purpose of determining the rate applicable to the Contract Period.

G. It is agreed that in the event of commutation in accordance with ARTICLE 15, COMMUTATION, the difference between the premium paid at that time and the premium adjustment due in consequence of such commutation shall be immediately payable.

                                   ARTICLE II

PERIOD

This Contract takes effect on 1st October, 1996 and applies to claims first made on or alter that date as respects Medical Practitioners' Liability (including Dentists' Liability), and all other ancillary coverages as in the original policies.

This Contract shall remain in full force and effect until 30th September, 1999 but may be terminated at 30th September, 1997, or 30th September, 1998, by either party giving to the other not less than 90 days written notice prior to anniversary date.

In the event of the cancellation and non-renewal of this Contract, the Reinsurers shall continue to be liable hereunder in respect of all claims first made against the Reassured during an additional 60 months reporting period from the effective date of cancellation and non-renewal. In respect of the foregoing, the maximum rate for the last Annual Period hereon shall be automatically increased by a factor of 1.65, with the resulting Maximum premium for the Contract Period hereon to be calculated accordingly, as detailed in
ARTICLE 10, PREMIUM. The 60 months reporting period provisions provided above shall not apply to claims first made on new or renewal policies incepting after the effective date of cancellation and non-renewal of this Contract. Further, in the event of cancellation and non-renewal of this Contract, all claims first made against the Reassured during the additional 60 months reporting period shall be applied to the last Annual Period hereof.

The 60 months reporting period provisions provided above shall not be operative if the Reassured replaces the reinsurance coverage afforded by this Contract, whether in part or in full, or if the Reassured retains the limits provided herein net and for its own account, whether in part or in full.

If any law or regulation of the Federal, State or Local Government of any jurisdiction in which the Reassured is doing business shall render illegal the arrangements made herein this Contract can be terminated immediately in so far as it applies to such jurisdiction by the Reassured giving notice to the Reinsurers to such effect.

                                   ARTICLE 12

LOSS REPORTS AND PAYMENTS

The Reinsurers agree to abide by all loss settlements of the Reassured, provided such loss settlements are within the terms and conditions of the Reassured's original policies and of this Contract, which at its sole discretion shall adjust, settle or compromise all losses. All such adjustments, settlements or compromises shall be unconditionally binding upon the Reinsurers, who shall also benefit in due proportion from any salvages, recoveries and compromises effected or negotiated by the Reassured.

The Reassured shall advise the Reinsurers by quarterly bordereaux of all paid losses hereunder, and of outstanding losses including any subsequent developments in connection therewith, which are reserved by the Reassured at, or in excess of $400,000 Ultimate Net Loss.

Such bordereaux shall be furnished by the Reassured within 60 days following the end of each quarter. The information contained therein shall be in brief summary form but shall be sufficient to enable the individual losses, the nature of each claim, the claim made date and the inception or renewal dates of the policies to which such losses relate, to be readily identified.

The Bordereaux shall detail, for each individual loss:

1. The amounts paid by the Reassured and the amounts outstanding in its own books for both indemnity and expenses, as at the end of the quarter under consideration. and the Reinsurers' share thereof.

2. Indemnity and expense payments made by the Reassured during the quarter under consideration in respect of which reimbursement by the Reinsurers is then required.

The Reinsurers agree to pay any amount for which they may be liable under this Contract as soon as possible after the quarterly bordereaux have been furnished to them; but in the event of the Reassured sustaining a loss in respect of which the Reinsurers' share amounts to or exceeds $200,000 Ultimate Net Loss, the Reassured shall have the option of requiring the Reinsurers to effect immediate payment outside of the quarterly bordereaux upon submission of proof of loss.

                                   ARTICLE 13

CURRENCY

The currency to be used for all purposes of this Contract shall be United States Dollars.

ARTICLE 14

ACCESS TO RECORDS AND CLAIMS REVIEW

All documents and records in the possession of the Reassured concerning this Contract shall be made available upon reasonable notice at the request of the Reinsurers for inspection at the Reassured's offices by the Reinsurers or their nominated representatives for the purposes of obtaining information concerning this Contract or the subject matter hereof.

Specifically, the Reinsurers shall be entitled to nominate a representative to assess the Reassured's claims and claims procedures.

For the avoidance of doubt, it is hereby expressly agreed that the rights given to the Reinsurers by this Article shall continue in effect notwithstanding the expiration of this Contract and shall be exercised at the Reinsurers' own expense.

                                   ARTICLE 15

COMMUTATION

The Reassured at its option may, 12 months after the expiry of the Contract Period or at any time thereafter, commute all losses outstanding to this Contract.

The Reinsurers agree to accept the Reassured's discretionary reserves existing at the time of commutation in consideration of which they will be relieved of all further liability in respect of the Contract period both in respect of known and unknown losses.

The option to commute may only be exercised by the Reassured provided that the rate as determined in accordance with ARTICLE 10, PREMIUM, after commutation, is less than the maximum rate stipulated in that Article and commutation shall constitute a complete release of the Reinsurers from all further liability under this Contract.

                                   ARTICLE 16

LOSS RESERVES

This Article applies only to those Reinsurers signatory hereto who do not qualify for credit under the regulations of the State insurance authorities or departments which have jurisdiction over the Reassured's loss reserves.

The Reassured agrees that when, for its Annual Convention Statement purposes, it files with the authorities or departments mentioned above or sets up in its bocks statutory reserves for known outstanding losses and allocated loss expenses reinsured by this Contract it shall forward to the Reinsurers a clear statement of the Reinsurers' proportion of those reserves detailing the amounts involved for known outstanding losses and allocated loss expenses and also how those amounts are calculated.

The Reinsurers, promptly upon receipt of the Reassured's statement, shall apply for and secure delivery to the Reassured of a clean, irrevocable and unconditional Letter of Credit, in an amount equal to their proportion of the stated reserves. Under no circumstances shall any amount relating to reserves in respect of losses or loss expenses Incurred But Not Reported be included in the amount of the Letter of Credit.

All Letters of Credit procured pursuant to this Contract shall be issued by a Bank which is a Member of the Federal Reserve and shall be in fall conformity with the requirements of the authorities or departments mentioned in the first paragraph of this Article current at the date of the Reassured's statement. Further, they shall be "Evergreen" in that they shall be issued for an initial period of not less than one year and shall be automatically extended for one year from their original expiration dates and subsequently from their extended expiration dates unless and until, at least thirty days before any expiration date, the issuing bank gives notice to the Reassured by registered mail that the issuing bank elects not to extend the life of the Letter of Credit in question beyond its forthcoming expiration date.

In consideration of the agreement of the Reinsurers to furnish such Letters of Credit to the Reassured to enable it to obtain credit for the reinsurance provided under this Contract, the Reassured hereby undertakes to hold such Letters of Credit and the proceeds of any drawings made upon them in trust for the Reinsurers and to use and apply the proceeds of any such drawings for the following purposes only:

      a. To pay the Reinsurers' share or to reimburse the Reassured for that share of any liability for loss or allocated loss expense reinsured by this Contract;

      b. To refund to the Reinsurers any balance by which the amount of the Letter of Credit exceeds the Reinsurers' proportion of any liability for loss or allocated loss expense reinsured by this Contract.

      c. In the event that one or more of the Reinsurers participating in the Letter of Credit gives timely notice of cancellation or non-renewal of their participation in the Letter of Credit and provided that the obligations secured by the Letter of Credit remain unliquidated and undischarged at the time of receipt by the Reassured of such notice, to create a cash deposit account, separate from its own assets, in an amount equal to the participation of the cancelling or non-renewing Reinsurer(s) in the Letter of Credit. That cash deposit account may then be used as in sub-paragraphs a and b above. It is understood and agreed that this procedure may only be implemented before the expiry of the notice period in respect of cancellation or non-renewal and that if it is implemented, the Reassured will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in New York, and further that the Reassured will account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurers.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of drawings made by the Reassured on the Letters of Credit issued under this Contract or in connection with the disposition of any funds so withdrawn, except to ensure that drawings are made only upon the order of properly authorised representatives of the Reassured.

All Letters of Credit procured for the Reassured under this Contract shall be adjusted at annual intervals, or more frequently as agreed (but never more frequently than quarterly), to reflect the current balance of the Reinsurers' proportion of the Reassured's known outstanding loss and allocated loss expense reserves and the Reassured shall produce a statement for this purpose detailed in the same way as the original statement on the basis of which such Letters of Credit were first issued. If the statement shows that the Reinsurers' proportion of such losses and allocated expenses exceeds the current amount of the Letters of Credit, the Reinsurers shall, within thirty days alter receipt of the statement secure the amendment of the Letters of Credit increasing their amount to the amount of the current balance of these items. If, however, the statement shows that the Reinsurers' proportion of the current balance of those items is less than the amount of the Letters of Credit the Reassured shall, within thirty days of receipt of a written request from the Reinsurers to do so, facilitate the release of the excessive security by authorising the amendment of the Letters of Credit so as to reduce their amount to the current balance required.

Under no circumstances shall any excessive security so determined be applied towards securing the Reassured reserves for losses or loss expenses Incurred But Not Reported.

All expenses incurred in the establishment or maintenance of such Letters of Credit shall be for the account of the Reinsurers.


                                   ARTICLE 17

TAX PROVISIONS

The Reassured shall be liable for all fazes (except Federal Excise Tax) levied on premiums payable to the Reinsurers hereunder. Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

To the extent that such premium is subject to Federal Excise Tax, the Reinsurers hereby agree to allow as a deduction from the premium, for the purpose of paying Federal Excise Tax, 1% of the premium payable hereon.

In the event of any return premium becoming due hereunder the Reinsurers will deduct 1% from the amount of the return, and the Reassured or their agents shall take steps to recover the tax from the Government of the United States of America.

Notwithstanding the above, any changes in the Federal Excise Tax rate or the exemption status of Reinsurers shall be automatically applicable to this Contract.

In consideration of the terms under which this Contract is issued, the Reassured undertake not to claim any deduction in respect of premium payable hereon when making tax returns, other than Income or Profits tax returns, to any fiscal authority of the United States of America or any State or Territory thereof.

                                   ARTICLE 18

DELAYS. ERRORS OR OMISSIONS

No inadvertent delay, error or omission shall be held to relieve either party hereto of any liability which would have attached to them under this Contract if such delay, error or omission had not been made, provided that rectification is made immediately upon discovery.

INSOLVENCY OF THE REASSURED

Amounts due to the Reassured under this Contract shall be payable by the Reinsurers on the basis of the liability of the Reassured under the original policies reinsured hereunder without diminution because of the insolvency of the Reassured.

In the event of the insolvency of the Reassured, the Liquidator or Receiver or Statutory Successor of the Reassured shall give written notice to the Reinsurers of the pendency of any claim against the insolvent Reassured on the original policies reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of such claim the Reinsurers may investigate such claim and intervene, at their own expense, in the proceedings where such claim is to be adjudicated and interpose any defense or defenses which they may deem available to the Reassured or its Liquidator or Receiver or Statutory Successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Reassured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reassured solely as a result of the defence so undertaken by the Reinsurers.

When two or more Reinsurers are involved in the same claim and a majority in interest elect to investigate the claim and/or to interpose defence to such claim, the expense shall be apportioned in accordance with the terms of the above paragraph as though such expense had been incurred by the Reassured.

Should the Reassured go into liquidation or should a Receiver be appointed, the Reinsurers shall be entitled to deduct from any sums which may be or may become due to the Reassured under this Contract any sums which are due to the Reinsurers from the Reassured under this Contract and which are expressed herein to be payable at a fixed or stated date, as well as any other sums due to the Reinsurers which are permitted to be offset under applicable law.

In the event of the insolvency of the Reassured, the amounts due to the Reassured under this Contract shall be payable by the Reinsurers directly to the Reassured or to its Liquidator, Receiver or Statutory Successor.

                                   ARTICLE 20

AMENDMENTS AND ALTERATIONS

The terms herein contained comprise the whole Contract between the Reassured and the Reinsurers and may only be changed in writing, signed by or on behalf of both parties.

                                   ARTICLE 21

ARBITRATION

As a condition precedent to any right of action hereunder, all disputes or differences arising out of or connected with this Contract (whether or not arising before or after cancellation) including interpretation or implementation of its terms, shall be referred to arbitration, in the City in which the Reassured's principal office is located.

The party which desires to refer a matter to Arbitration ("the Claimant") shall so notify the other party ("the Respondent") in writing and at the time of so doing shall request the Respondent to agree as sole Arbitrator one of a list of three individuals whom the Claimant shall name. The Respondent shall, within 30 days of receipt of the said notice, notify the Claimant either (a) that it agrees one of those three individuals as sole Arbitrator, thus completing the constitution of the Arbitral Tribunal, or (b) that it nominates another person as its own Arbitrator.

In the event that the Respondent nominates its own Arbitrator, the Claimant shall itself nominate its own Arbitrator within 30 days of receipt by it of the Respondent's notice. The two Arbitrators so nominated shall, within 30 days of the appointment of the second of them, themselves appoint a third Arbitrator to complete the constitution of the Arbitral Tribunal.

Should the Respondent or the two chosen Arbitrators fail to make the appointment required of them, then on application of the Claimant, the American Arbitration Association will appoint the third arbitrator, and such appointment will be made in accordance with the qualifications set forth in this Article without regard to any of the American Arbitration Association's commercial arbitration rules, including its rules concerning the qualifications and/or nationality of arbitrators.

All Arbitrators shall be active or former disinterested officials of Insurance or Reinsurance Companies or Lloyd's Underwriters who have experience of the class of business which is the subject matter of this Contract.

The Arbitral Tribunal shall interpret this Contract as if it were an honourable engagement and not as merely a legal obligation; it is relieved of all judicial formalities and may abstain from following the strict rules of law, and shall make its award with a view to effecting the general purpose of this Contract in a reasonable manner with due regard to the custom and usage of the insurance and reinsurance business.

The Arbitral Tribunal shall have full discretion to make such orders as it thinks fit in connection with all procedural matters in the Arbitration, including but not limited to the conduct of the reference by written or oral submissions, the production of documents, the examination of witnesses, and the imposition of time limits for the taking of necessary procedural steps. The Arbitral Tribunal shall also have full discretion to make such orders as it thinks fit with regard to the payment of the costs of the Arbitration including attorneys' costs and fees. Punitive damages shall not be awarded, however the Arbitral Tribunal may, at its discretion, award such other costs and expenses as it deems appropriate, including but not limited to attorneys' fees, to the extent permitted by law.

If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this clause, and communications shall be made by the Reassured to each of the Reinsurers constituting the one party, provided that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

Any Award or order of the Arbitral Tribunal or a majority thereof shall be binding on the parties and there shall be no right of appeal therefrom. For the purpose of enforcement of any Final Award, such Final Award may be made a Rule of any Court of competent jurisdiction.


                                 ARTICLE 22

SERVICE OF SUIT (NMA 1998)

This Article applies only to those Reinsurers signatory hereto who are domiciled outside the United States of America or, should the Reassured be authorised to do business in the State of New York, those Reinsurers who are unauthorised in New York as respects suits instituted in New York.

It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due hereunder, the Reinsurers hereon, at the request of the Reassured, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers' rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States.

It is further agreed that service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, N.Y. 10019-6829, and that in any suit instituted against any one of them upon this Contract, the Reinsurers will abide by the final decision of such Court or of any Appellate Court in the event of any appeal.

The above-named are authorised and directed to accept service of process on behalf of the Reinsurers in any such suit and/or upon the request of the Reassured to give a written undertaking to the Reassured that they will enter a general appearance upon the Reinsurers' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reassured or any beneficiary hereunder arising out of this Contract of Reinsurance, and hereby designate the above-named as the person to whom the said officer is authorised to mail such process or a true copy thereof.

                                   ARTICLE 23

INTERMEDIARY

Carvill America Inc. of 180 North Stetson Avenue, Suite 5100, Chicago, Illinois, U.S.A. is hereby recognised as the Intermediary negotiating this Contract. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements) relating thereto shall be transmitted to the Reassured or the Reinsurers through Carvill America. Payments by the Reassured to the Intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intemmediary shall be deemed to constitute payment to the Reassured only to the extent that such payments are actually received by the Reassured.

                                   ARTICLE 24

PARTICIPATION

This Contract obligates each of the Reinsurers for their proportion of the interests and liabilities set forth under this Contract, such proportions being shown in the attached Schedules.

The subscribing reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations. - Ref: LSW 1001 (Reinsurance).

IN WITNESS WHEREOF the parties hereto have, by their duly authorised representative, executed this Contract as follows:


Signed in Springfield, Missouri, this       day of                 199


For and on behalf of the Reassured:
INTERMED  INSURANCE COMPANY



And for the Reinsurers by means of and in accordance with the attached schedules which shall be considered to form an integral part of this Contract.

                                   SCHEDULE B

                      Attaching to and forming part of the

                        MEDICAL PRACTITIONERS' LIABILITY
                  PRIMARY EXCESS OF LOSS REINSURANCE CONTRACT

                                effected between

                           INTERMED INSURANCE COMPANY
                            of Springfield, Missouri
                  (hereinafter referred to as the "Reassured")

                                      and

                          REINSURERS SIGNATORY HERETO
                 (hereinafter referred to as the "Reinsurers")

Signed in London, England this day of 199


The London Insurance and Reinsurance Market Association for and on behalf of the following Reinsurers:

7.08%  SPHERE DRAKE (UNDERWRITING) LIMITED
       For and on behalf of:
       SPHERE DRAKE INSURANCE PLC
       Ref: 96MWDCA14284
       LIRMA Ref: S0289



NOW KNOW YE that We, the Reinsurers each of us to the extent of the amount/percentage underwritten by us respectively, do hereby assume the burden of the Reinsurance, and promise and bind ourselves, each for itself only and not one for the other and in respect only of the due proportion of each of us. to the Reinsured, their Executors, Administrators and Assigns, for the true performance and fulfilment of this Contract.

IN WITNESS WHEREOF the Director of Policy Signing Services of LONDON INSURANCE AND REINSURANCE MARKET ASSOCIATION ("LIRMA") has subscribed his name on behalf of each of the LIRMA Companies and (where the Companies Collective Signing Agreement ("CCSA") is being implemented) on behalf of the Leading CCSA Company which is a LIRMA Member and authorised to sign this Contract (either itself or by delegation to LIRMA) on behalf of all the other CCSA Companies.


Signed:
       -------------------------------------
       Director of Policy Signing Services

U.S.A.

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE


(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for thc purpose of covering Nuclear Energy Risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting thc operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all thc original policies of thc Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall bc deemed to include the following provision (specified as thc Limited Exclusion Provision):

     Limited Exclusion Provision: *

     I. It is agreed that the policy docs not apply under any liability coverage, (injury, sickness, disease, death or destruction, bodily injury, or property damage) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would bc an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II.   Family Automobile Policies (liability only), Special
           Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either (a) become effective on or after 1st
           May, 1960, or (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies. Special Automobile Policies, or policies or combination policies of a similar nature. issued by the Reassured on New York risks. until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)  Except for those classes of policies specified in Clause II of paragraph
     (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages: Owners. Landlords and Tenants Liability. Contractual Liability, Elevator Liability. Owners or Contractors (including railroad) Protective Liability). Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability. Storekeepers Liability. Garage Liability. Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include. with respect to such coverages. from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision

      It is agreed that the Policy does not apply:

      I. Under any Liability Coverage, to (injury, sickness, disease, death or destruction, bodily injury or property damage)
           (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or
           (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of l954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United Stares of America, or any agency thereof, with any person or organization.


      II.  Under any Medical Payments Coverage, or under any Supplementary
                  Payments (immediate medical  or
           Provision relating to surgical relief, to expenses incurred with respect (first aid,
           to (bodily injury, sickness, disease or death bodily injury resulting from thc hazardous properties of nuclear material and arising out of thc operation of a nuclear facility by any person or organization.

      III.        (injury, sickness, disease, death or
           Under any Liability Coverage, to destruction
                  (bodily injury or property damage
           resulting from thc hazardous properties of nuclear material, if
           (a)  the nuclear material ( I ) is at any nuclear
                facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom:
           (b)  the nuclear material is contained in spent fuel
                or waste at any time possessed, handled, used, processed, stored. transported or disposed of by or on behallf of an insured: or
           (c)  the (injury, sickness, disease, death or destruction
                  (bodily injury or property damage
           arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America. its territories, or possessions or Canada, this exclusion (c) applies only
           to     (injury to or destruction of property at such
           Nuclear facility.
                  (property damage to such nuclear facility and any property thereat

      IV.  As used in this endorsement:
           "hazardous properties "include, radioactive, toxic or explosive properties; "nuclear material" means source material special nuclear material or by-product material; "source material", "special nuclear material", and "by-product material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof "spent fuel" means any fuel element or fuel component solid or liquid, which has been used or exposed to radiation in a nuclear reactor: "waste" means any waste material (1) containing by-product material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition at nuclear facility; "nuclear facility" means
           (a) any nuclear reactor,
           (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,
           (c) any equipment or device designed or used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235.

           (d) Any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste.

      and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations: "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;
           (With respect to injury to or destruction of property, the word "injury" or
           ("destruction"
           ("property damage" includes all forms of radioactive contamination of property.
           (includes all forms of radioactive contamination of property.
      V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to
                    (i) Garage and Automobile Policies issued by the Reassured on New York risks, or
                    (ii) Statutory liability insurance required under Chapter
                         90 General Laws of Massachusetts,
      Until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

      (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and
           (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions, adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.



           *NOTE: The words printed in italics in the Limited Exclusion
                  Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.